As filed with the Securities and Exchange Commission on October 9, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2556965
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

600 Montgomery Street, 13th Floor

San Francisco, California 94111

(Address of Principal Executive Offices) (Zip Code)

2005 Equity Incentive Plan

(Full Title of the Plan)

Stephen E. Kim

Senior Vice President, General Counsel

Diamond Foods, Inc.

600 Montgomery Street, 13th Floor

San Francisco, California 94111

(Name and Address of Agent For Service)

(415) 445-7444

(Telephone Number, including area code, of agent for service)

Copies to:

Horace L. Nash, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 (3)	447,528(4)	$20.95	$9,373,473.96	$1,208.00

(1)	Pursuant to Rules 416(a) and 416(c) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers an indeterminable number of additional shares of common stock, $0.001 par value per share (“Common Stock”), of Diamond Foods, Inc. (“Registrant”) as may hereafter be issued in the event of stock dividend, stock split, recapitalization or any other similar transaction effected without Registrant’s receipt of consideration, pursuant to Registrant’s 2005 Equity Incentive Plan (“Plan”) and all other plans, agreements or rights.
(2)	Estimated solely for the purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices of Registrant’s Common Stock reported on the NASDAQ Stock Market on October 3, 2013.
(3)	Attached to and trading with each share of Common Stock is a preferred share purchase right (“Right”) issuable pursuant to the Rights Agreement, dated as of April 29, 2005, as amended, between Registrant and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.) (“Rights Agreement”). The Right entitles holder of Common Stock under certain circumstances set forth in the Rights Agreement to purchase 1/100th of a share of Series A Junior Participating Preferred Stock for each share of Common Stock held, for no additional consideration. Accordingly, no additional registration fee is required.
(4)	Shares automatically reserved for issuance under the Plan.

PART II

Item 3.	Incorporation of Documents by Reference	II-2

Item 8.	Exhibits	II-2

SIGNATURES		II-3

EXHIBIT INDEX

EXHIBIT 5.1

EXHIBIT 23.2

EXHIBIT 23.3

EXHIBIT 24.1

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Diamond Foods, Inc. (the “Registrant”) is filing this Registration Statement with the SEC to register 447,528 additional shares of Common Stock under the Registrant’s 2005 Equity Incentive Plan. This Registration Statement hereby incorporates by reference the contents of Registrant’s earlier registration statements on Form S-8 filed with the Securities and Exchange Commission (“Commission”) on July 20, 2005 (registration number 333-126743), January 18, 2007 (registration number 333-140066), September 25, 2008 (registration number 333-153672), September 30, 2009 (registration number 333-162222), October 5, 2010 (registration number 333-169766), September 26, 2011 (registration number 333-177008), and December 7, 2012 (registration number 333-185339) . In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2013 filed with the Commission on October 9, 2013 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	the Registrant’s current reports on Form 8-K filed with the Commission on August 21, 2013, September 30, 2013 and October 3, 2013 (excluding any portions thereof that are not deemed “filed” pursuant to the instructions to Form 8-K);

(c)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(d)	the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 000-51439) filed with the Commission on July 15, 2005, together with Amendment No.1 to Form 8-A filed with the Commission on April 5, 2011 and Amendment No. 2 to Form 8-A filed with the Commission on May 30, 2012, pursuant to Section 12(g) of the Exchange Act, and including any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit	Exhibit Description	Incorporated by Reference				Filed
Number		Form	File No.	Exhibit	Filing Date	Herewith

5.01	Opinion of Fenwick & West LLP as to legality of securities being registered					X

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)					X

23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.03	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

24.01	Power of Attorney (included on signature page hereto)					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 9th day of October, 2013.

Diamond Foods, Inc.

By:	/s/ Stephen E. Kim
Stephen E. Kim
Senior Vice President, General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Diamond Foods, Inc., a Delaware corporation, do hereby constitute and appoint Stephen E. Kim, Senior Vice President, General Counsel, Brian J. Driscoll, President and Chief Executive Officer and Director, and Raymond P. Silcock, Executive Vice President and Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian J. Driscoll Brian J. Driscoll	President and Chief Executive Officer and Director (Principal Executive Officer)	October 9, 2013

/s/ Raymond P. Silcock Raymond P. Silcock	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 9, 2013

/s/ Edward A. Blechschmidt Edward A. Blechschmidt	Director	September 27, 2013

/s/ Alison Davis Alison Davis	Director	September 27, 2013

/s/ R. Dean Hollis R. Dean Hollis	Director	September 27, 2013

/s/ Robert M. Lea Robert M. Lea	Director	September 27, 2013

/s/ Nigel A. Rees Nigel A. Rees	Director	September 27, 2013

/s/ William L. Tos William L. Tos	Director	September 27, 2013

/s/ Matthew C. Wilson Matthew C. Wilson	Director	September 27, 2013

/s/ Robert J. Zollars Robert J. Zollars	Director	September 27, 2013

EXHIBIT INDEX

Exhibit	Exhibit Description	Incorporated by Reference				Filed
Number		Form	File No.	Exhibit	Filing Date	Herewith

5.01	Opinion of Fenwick & West LLP as to legality of securities being registered					X

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)					X

23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.03	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

24.01	Power of Attorney (included on signature page hereto)					X